Exhibit 99.1

Contacts:
Media	Joele Frank, Wilkinson Brimmer Katcher	Steve Frankel / Viveca Tress	212-355-4449

Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Announces Additional Corporate Governance Enhancements

Will Nominate and Appoint Two New Independent Directors to Board

Announces Intention to Separate Chairman and CEO Roles

Reiterates Commitment to Declassification of Board and Elimination of Supermajority Voting Provisions

JACKSONVILLE, Fla. – March 6, 2020 – Rayonier Advanced Materials Inc. (the “Company”) (NYSE:RYAM) today announced that the Company’s Board of Directors will nominate and appoint two new independent directors to the Board. The Board will nominate David C. Mariano as a Class III Director, along with Paul Boynton and De Lyle W. Bloomquist, at the upcoming 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Board will also appoint Ivona Smith as a Class II Director at the conclusion of the Annual Meeting. In addition, longtime directors C. David Brown and Mark Gaumond have announced that they are planning to retire from the Board, effective as of the Annual Meeting.

“We look forward to having both David and Ivona join our Board,” said Paul Boynton, Chairman, President and Chief Executive Officer. “We expect to benefit from David’s expertise in the cellulose specialties business, as a successful investor, as a strategist, and as a current significant stockholder in our company. Ivona has a proven track record as an investment professional and fund manager with significant knowledge and insights regarding the financial community. Their decades of relevant experience and perspectives will be invaluable to the Company as we execute on our strategic priorities and continue the Board’s efforts to build value.”

Mr. Boynton added, “We greatly appreciate the dedicated service, insights and guidance from both David and Mark over the past six years, and we wish them all the best in the future.”

The Board also announced today that it will separate the roles of Chairman and CEO, effective immediately after the Company’s Annual Stockholder Meeting in May. The Board will name a non-executive Chairman immediately after the Annual Meeting. In connection with these changes, the Board will discontinue the role of Independent Lead Director. Mr. Boynton, who currently serves as Chairman, will continue in his role as President and CEO, and as a director of the Company.

Mr. Boynton concluded, “The steps we are taking today, in addition to our previously announced proposals to declassify the Company’s Board and to eliminate supermajority voting requirements from our governance structure, further underscore our commitment to strong corporate governance practices and proactive Board refreshment. Today’s announcements reflect the results of our engagement with our stockholders and their valued feedback. We will continue to regularly review our Board’s expertise, skills and experience as we execute on our strategic priorities to improve profitability and drive sustained value creation.”

In conjunction with today’s announcement, the Company also announced that it has entered into an agreement with Ortelius Advisors, L.P. (“Ortelius”), which currently owns approximately 5.2% of the Company’s outstanding shares. As part of the agreement, Ortelius has agreed to vote in favor of all of the Company’s nominees at the upcoming Annual Meeting. Additional information about today’s announcement will be filed on a Current Report on Form 8-K with the Securities and Exchange Commission.

Peter DeSorcy, Managing Member and Chief Investment Officer of Ortelius, said, “We are pleased to have worked collaboratively with the Board and management team to reach this agreement. We are confident that the additions of David and Ivona to the Rayonier Advanced Materials Board will advance the Company’s efforts to enhance stockholder value.”

Centerview Partners LLC is serving as Rayonier Advanced Materials’ financial advisor, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel. Polsinelli PC is serving as counsel to Ortelius.

About David Mariano

Since 2011, Mr. Mariano has been Managing Director of DCM Capital, a private investment firm with holdings in the equity and debt of public and private companies. From 1998 to 2011, prior to founding DCM Capital, he was Managing Partner of Wellspring Capital Management, a registered investment advisor focusing on turnaround and restructuring opportunities in a range of industries. From 2006 to 2011, Mr. Mariano served as Executive Chairman of the Board of Neucel Specialty Cellulose, a manufacturer and seller of dissolving wood pulp products, including high purity specialty cellulose and viscose pulps, and in that role he gained extensive experience in operations and building customer relationships in the markets served by Neucel. Since the sale of Neucel in 2011, Mr. Mariano has been a consultant, advisor and investor involving many companies in the dissolving wood pulp industry. During his tenure at Wellspring, Mr. Mariano also served on the boards of several of its portfolio companies, including Paragon Trade Brands, Residential Services Group and Home Décor. Prior to his career at Wellspring, Mr. Mariano was a Managing Director at the Blackstone Group and a Senior Manager at Ernst & Young. Born and raised in Manila in the Philippines, Mr. Mariano holds a bachelor’s degree in economics from Gustavus Adolphus College and an MBA from Duke University.

About Ivona Smith

Ms. Smith is an advisor at Drivetrain LLC, an independent fiduciary services firm. She has over 25 of experience in the financial services industry, providing financial and investment advisory services and acting as portfolio manager and managing director at various investment management and advisory firms, including Restoration Capital Management LLC, a hedge fund that she co-founded in 2001. She also previously served as Managing Director, Fair Oaks Capital LP, Co-Portfolio Manager Tribeca Investments, LLC, a subsidiary of Citigroup/Traveler’s, and as an Analyst and Financial Consultant at various firms, including Kidder Peabody and Ernst and Young. Ms. Smith previously served as an independent director of ITN Networks LLC. Ms. Smith holds a bachelor’s degree in finance from Fordham University and an MBA from NYU Stern School of Business.

About Rayonier Advanced Materials

Rayonier Advanced Materials is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in cell phones, computer screens, filters and pharmaceuticals. The Company also manufactures products for lumber, paper and packaging markets. With manufacturing operations in the U.S., Canada and France, Rayonier Advanced Materials employs approximately 4,000 people and generates approximately $1.8 billion of annual revenues. More information is available at www.rayonieram.com.

Forward-Looking Statements

Certain statements in this document relating to Rayonier Advanced Materials’ future events or developments are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation

Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.